UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	6022	22-3282551
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

64 Old Highway 22 Clinton, NJ 08809 (908) 730-7630
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

James A. Hughes, President and Chief Executive Officer Unity Bancorp, Inc. 64 Old Highway 22 Clinton, NJ 08809 (908) 730-7630
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Robert A. Schwartz, Esq.

Windels Marx Lane & Mittendorf, LLP

120 Albany Street Plaza, FL 6

New Brunswick, NJ 08901

732-846-7600

Approximate date of commencement of proposed sale to the public:  As soon as practical after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-195270

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Nontransferrable common stock purchase rights	5,501		—	(1)	$0		$0
Shares of Common Stock, no par value	550	(2)	$8.30		$4,565	(3)	$0.59
(1)

The rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required because the rights are being registered in the same registration statement as the Common Stock underlying the rights.

(2)			Represents shares of Common Stock issuable upon exercise of the rights.
(3)

Represents the gross proceeds from the assumed exercise of all rights issued. The registrant previously registered securities at an aggregate offering price not to exceed $6,020,490.96 on a Registration Statement on Form S-1 (File No. 333-119270), which was declared effective by the Securities and Exchange Commission on June 26, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,565 is hereby registered.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “ Securities Act “). The contents of the Registration Statement on Form S-1, as amended (File No. 333-195270) filed by Unity Bancorp, Inc. with the Securities and Exchange Commission (the “ Commission “) pursuant to the Securities Act, which was declared effective by the Commission on June 26, 2014, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Clinton, State of New Jersey on June 30, 2014.

UNITY BANCORP, INC.

By:	/s/ James A. Hughes
James A. Hughes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

*	Chairman of the Board and Director	June 30, 2014
David D. Dallas

/s/ James A. Hughes	President, Chief Executive Officer and Director	June 30, 2014
James A. Hughes

/s/ Alan J. Bedner, Jr.	Chief Financial Officer	June 30, 2014
Alan J. Bedner, Jr.	(Principal Financial and Accounting Officer)

*	Director	June 30, 2014
Dr. Mark S. Brody

*	Director	June 30, 2014
Wayne Courtright

*	Director	June 30, 2014
Robert H. Dallas, II

*	Director	June 30, 2014
Mary E. Gross

*	Director	June 30, 2014
Peter E. Maricondo

*	Director	June 30, 2014

Raj Patel

*	Director	June 30, 2014
Allen Tucker

*By:
/s/ JAMES A. HUGHES
James A. Hughes
Attorney-in-Fact

Exhibit number	Description of exhibit

5.1	Opinion of Windels Marx Lane & Mittendorf, LLP

23.1	Consent of McGladrey LLP

23.2	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*                 Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-195270), originally filed with the Securities and Exchange Commission on April 15, 2014 and incorporated by reference herein.